Exhibit 99.1

Hydrofarm Acquires Canada’s Greenstar Plant Products

Grotek and Gaia Green Brands Added to Expanding Portfolio of Premium Plant Nutrients as Hydrofarm’s Acquisition Run Continues

Fairless Hills, Pa. (August 3, 2021) – Hydrofarm Holdings Group, Inc. (“Hydrofarm” or the “Company”) (Nasdaq: HYFM), a leading distributor and manufacturer of hydroponics equipment and supplies for controlled environment agriculture (“CEA”), today announced that it has signed a definitive agreement and closed on the acquisition of Canadian nutrient company, Greenstar Plant Products, Inc. (“Greenstar”), manufacturer of the Grotek and Gaia Green brands. These brands join Hydrofarm’s lineup of high performance, proprietary branded products in the lighting, climate control, nutrients and growing media categories.

Hydrofarm funded the purchase price of approximately $83 million U.S. dollars ($103,635,000 Canadian dollars) using a combination of cash and the Company’s existing credit facility, and under the terms of the transaction agreement, Greenstar will become a wholly owned indirect subsidiary of Hydrofarm Holdings Group, Inc.

Greenstar is the latest in a succession of plant nutrient manufacturers to be acquired by Hydrofarm in 2021. Last month, Hydrofarm acquired Oregon-based organic hydroponic products manufacturer and supplier Aurora Innovations, Inc., Aurora International, Inc. in Canada, and Gotham Properties LLC (“Aurora”). The acquisition continues Hydrofarm’s strategic efforts to acquire manufacturers of branded products in key CEA product categories, including the aforementioned Aurora, as well as nutrient brands HEAVY 16, House & Garden and Mad Farmer.

“With a long relationship that has grown organically over the years, the addition of Greenstar to the Hydrofarm family feels like a natural next step in our efforts to broaden our company’s footprint and strengthen our product portfolio,” said Bill Toler, Chairman and Chief Executive Officer of Hydrofarm.

“We’re excited about the many opportunities becoming a part of Hydrofarm will create and to play a role in the company’s growth,” said Michael Nemirow, CEO of Greenstar Plant Products, Inc. “Over the years, we’ve established a great working relationship based on a passion for the future of Controlled Environment Agriculture and the horticultural market overall, along with our shared commitment to delivering quality products and service.”

Hydrofarm expects Greenstar to generate approximately $26 million U.S. dollars in net sales in 2021, representing significant growth from the prior year. Hydrofarm has historically distributed Greenstar’s Grotek and Gaia brands, representing approximately 50% of Greenstar’s total net sales. The transaction is expected to be accretive to Hydrofarm, as the Company will now pick-up Greenstar’s manufacturing profit margin profile, in addition to the portion of Greenstar sales that it did not previously represent, as a result, the Company expects the acquisition will enhance the Company’s adjusted EBITDA margin for the 2021 fiscal year. The transaction represents an acquisition multiple of approximately 8x Greenstar’s estimated 2021 Adjusted EBITDA, excluding synergies but including the net present value of estimated tax benefits resulting from the transaction.

The Company will discuss further details of this transaction and related financial information during its second quarter 2021 earnings conference call, scheduled for August 12th, 2021.

Rothschild & Co. is serving as financial advisor, and DLA Piper is serving as legal advisor to Hydrofarm.

About Hydrofarm Holdings Group, Inc.

Hydrofarm is a leading distributor and manufacturer of controlled environment agriculture equipment and supplies, including high-intensity grow lights, climate control solutions, and growing media, as well as a broad portfolio of innovative and proprietary branded products. For more than 40 years, Hydrofarm has helped growers in the U.S. and Canadian markets make growing easier and more productive.  The Company’s mission is to empower growers, farmers and cultivators with products that enable greater quality, efficiency, consistency and speed in their grow projects. For additional information, please visit: www.hydrofarm.com

About Greenstar Plant Productions, Inc.

Greenstar Plant Products, Inc. has been producing premium horticultural products and solutions for global, domestic and commercial use since 1998. Greenstar’s brands, Grotek and Gaia Green, are utilized by home gardeners and commercial operators including landscapers, greenhouses, nurseries, organic farms, and other commercial operations. Greenstar manufactures plant products for both the retail and commercial market and its vision is to cultivate mutually beneficial long-term relationships built on trust, quality horticultural products, and world-class service.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

The ongoing COVID-19 pandemic could have a material adverse effect on the Company’s business, results of operation, financial condition and/or cash flows; Interruptions in the Company's supply chain, whether due to COVID-19 or otherwise could adversely impact expected sales growth and operations; The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues; Certain of the Company’s products may be purchased for use in new or emerging industries or segments, including the cannabis industry, and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative and enforcement approaches, and consumer perceptions and, among other things, such laws, regulations, approaches and perceptions may adversely impact the market for the Company’s products; Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products; Damage to the Company’s reputation or the reputation of its products or products it markets on behalf of third parties could have an adverse effect on its business; If the Company is unable to effectively execute its e-commerce business, its reputation and operating results may be harmed; The Company’s operations may be impaired if its information technology systems fail to perform adequately or if it is the subject of a data breach or cyber-attack; The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business; Acquisitions, other strategic alliances and investments could result in operating and integration difficulties, dilution and other harmful consequences that may adversely impact the Company’s business and results of operations. Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s annual, quarterly and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Investor Relations:

ICR

Fitzhugh Taylor

ir@hydrofarm.com

Media Contacts:

The LAKPR Group

Lynn Trono, 323-672-8226, ltrono@lakpr.com

-or-

Hydrofarm

Lisa Gallagher, 513-505-2334, lgallagher@hydrofarm.com